UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 8, 2019

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment of 2006 Employee Equity Incentive Plan

At the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Synopsys, Inc. (“Synopsys”) held on April 8, 2019, Synopsys’ stockholders approved Synopsys’ 2006 Employee Equity Incentive Plan, as amended (the “Amended Employee Equity Plan”), in order to, among other items, increase the number of shares of common stock available for issuance under the plan by 3,200,000. Synopsys’ Board of Directors (the “Board”) and the Compensation Committee of the Board previously approved the Amended Employee Equity Plan, subject to such stockholder approval. Synopsys’ executive officers are eligible to participate in the Amended Employee Equity Plan.

A summary of the Amended Employee Equity Plan is set forth in Synopsys’ definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on February 15, 2019 (the “Proxy Statement”). The summary and the description above of the Amended Employee Equity Plan do not purport to be complete and are qualified in their entirety by reference to the Amended Employee Equity Plan, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)(b) Stockholder Meeting Results

As described in Item 5.02(e) above, Synopsys held its Annual Meeting on April 8, 2019. As of the record date, February 8, 2019, 149,295,711 shares of Synopsys common stock were outstanding and entitled to vote at the Annual Meeting. A total of 133,375,476 shares of Synopsys common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

Synopsys’ stockholders voted on four proposals at the Annual Meeting. The proposals are further described in the Proxy Statement. The final results of the votes regarding each proposal are set forth below.

Proposal 1: Synopsys’ stockholders elected nine directors to Synopsys’ Board, to serve until the next annual meeting of stockholders or until their successors are elected. The voting results regarding this proposal are set forth below:

	For	Withhold	Broker Non-Votes
Aart J. de Geus	116,415,017	6,106,745	10,853,714
Chi-Foon Chan	120,710,583	1,811,179	10,853,714
Janice D. Chaffin	120,722,702	1,799,060	10,853,714
Bruce R. Chizen	114,265,636	8,256,126	10,853,714
Mercedes Johnson	122,159,705	362,057	10,853,714
Chrysostomos L. “Max” Nikias	120,535,207	1,986,555	10,853,714
John Schwarz	108,641,760	13,880,002	10,853,714
Roy Vallee	114,732,827	7,788,935	10,853,714
Steven C. Walske	115,373,244	7,148,518	10,853,714

Proposal 2: As described in Item 5.02(e) above, Synopsys’ stockholders approved the Amended Employee Equity Plan in order to, among other items, increase the number of shares of common stock available for issuance under the plan by 3,200,000. The Amended Employee Equity Plan is filed as Exhibit 10.4 to this Current Report on Form 8-K. The voting results regarding this proposal are set forth below:

For:	108,698,395
Against:	13,641,223
Abstain:	182,144
Broker Non-Votes:	10,853,714

Proposal 3: Synopsys’ stockholders approved, on an advisory basis, the compensation of Synopsys’ named executive officers as disclosed in the Proxy Statement. The voting results regarding this proposal are set forth below:

For:	113,920,852
Against:	8,379,590
Abstain:	221,320
Broker Non-Votes:	10,853,714

Proposal 4: Synopsys’ stockholders ratified the selection of KPMG LLP as Synopsys’ independent registered public accounting firm for the fiscal year ending November 2, 2019. The voting results regarding this proposal are set forth below:

For:	130,906,952
Against:	2,329,736
Abstain:	138,788

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.4	2006 Employee Equity Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: April 9, 2019	By:	/S/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary